                                   APCOM, INC.

               FURTHER ARTICLES OF AMENDMENT BY INTERLINEATION OF

                      ARTICLES OF AMENDMENT AND RESTATEMENT

         The Articles of Amendment and Restatement dated May 4, 1984, are further amended by interlineation as follows:

         The language of Paragraph "FIFTH" on page six (6) is deleted and replaced in its entirety by, "FIFTH: The total amount of authorized capital stock of the corporation is Twenty Million (20,000,000) shares of common stock, with $0.01 par value." The total amount of authorized capital stock was Two Million (2,000,000) shares of common stock with $0.01 par value as of immediately before the amendment.

         IN WITNESS WHEREOF, APCOM, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 29th day of September, 1995, and its President acknowledges that these Articles of Amendment are the act and deed of APCOM, INC. These Amendments have been duly authorized by the Board of Directors and stockholders of the corporation.

ATTEST:                                   APCOM, INC.



By:   /s/ Susan Basque                    By:    /s/ Gary W. Gallupe
    ------------------------------             --------------------------------
     Susan Basque, Secretary                   Gary W. Gallupe, President

         [CORPORATE SEAL]



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                                   APCOM, INC.

                     ARTICLES OF AMENDMENT BY INTERLINEATION

                    OF ARTICLES OF AMENDMENT AND RESTATEMENT

         The Articles of Amendment and Restatement amended by interlineation as follows:

         On line 2 of page one (1), the principal office of the Corporation is changed to "8-4 Metropolitan Court, Gaithersburg, Maryland 20878."

         In Paragraph "THIRD", on page six (6) the language "627 Lofstrand Lane, Rockville, Maryland 20850" is deleted and the language "8-4 Metropolitan Court, Gaithersburg, Maryland 20878" is substituted in its place.

         In Paragraph "SIXTH" subparagraph 9 on pages eleven (11) and twelve
(12), the language "ninety percent (90%) of the shares of voting stock at the time issued and outstanding (not less than eighty percent (80%) of the shares of voting stock at the time issued and outstanding in the event and after Microdyne Corporation excises a stock option pursuant to Section I E of a Shareholder Agreement of contemporaneous date)" is hereby deleted and the language "sixty percent (60%) of the shares of voting stock at the time issued and outstanding", is substituted in its place.

         In Paragraph "SIXTH" subparagraph 10 on page twelve (12) the language, "ninety percent (90%) of the shares of voting stock at the time issued and outstanding (not less than eighty percent (80%) of the shares of voting stock at the time issued and outstanding in the event and after Microdyne Corporation exercises a stock option pursuant to Section I E of a Shareholder Agreement of contemporaneous date)" is hereby deleted and the language "sixty percent (60%) of the shares of voting stock at the time issued and outstanding", is substituted in its place.


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         IN WITNESS WHEREOF, APCOM, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 20th day of May, 1992, and its President acknowledges that these Articles of Amendment are the act and deed of APCOM, INC.

ATTEST:                                       APCOM, INC.



By:   /s/ Susan Basque                        By:   /s/ Gary W. Gallupe
    --------------------------------              ------------------------------
     Susan Basque, Secretary                       Gary W. Gallupe, President

         [CORPORATE SEAL]



         I, Susan Jutila, Corporate Secretary, hereby certify this 30th day of July, 1992, that the foregoing Articles of Amendment by Interlineation of Articles of Amendment and Restatement were advised by the board of directors and unanimously approved by the stockholders. These Articles do not increase the authorized stock of the corporation.


                                      APCOM, INC.



                                      By:  /s/ Susan Jutila              [SEAL]
                                          -------------------------------
                                           Susan Jutila, Secretary

                                   APCOM, INC.

                     ARTICLES OF AMENDMENT BY INTERLINEATION

                    OF ARTICLES OF AMENDMENT AND RESTATEMENT

         The Articles of Amendment and Restatement amended by interlineation as follows:

         In Paragraph "THIRD", on page six (6) the language "627 Lofstrand Lane, Rockville, Maryland 20850" is deleted and the language "8-4 Metropolitan Court, Gaithersburg, Maryland 20878" is substituted in its place.

          In Paragraph "SIXTH" subparagraph 9 on pages eleven (11) and twelve
(12), the language, "ninety percent (90%) of the shares of voting stock at the time issued and outstanding (not less than eighty percent (80%) of the shares of voting stock at the time issued and outstanding in the event and after Microdyne Corporation exercises a stock option pursuant to Section I E of a Shareholder Agreement of contemporaneous date)" is hereby deleted and the language "seventy-five percent (75%) of the shares of voting stock at the time issued and outstanding", is substituted in its place.

         In Paragraph "SIXTH" subparagraph 10 on page twelve (12) the language, "ninety percent (90%) of the shares of voting stock at the time issued and outstanding (not less than eighty percent (80%) of the shares of voting stock at the time issued and outstanding in the event and after Microdyne Corporation exercises a stock option pursuant to Section I E of a Shareholder Agreement of contemporaneous date)" is hereby deleted and the language "seventy-five percent (75%) of the shares of voting stock at the time issued and outstanding", is substituted in its place.

         IN WITNESS WHEREOF, APCOM, INC., has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 13th day of September, 1991, and its President acknowledges that these Articles of Amendment are the act and deed of APCOM, INC.

ATTEST:                                      APCOM, INC.



By:   /s/ Susan Basque                       By:   /s/ Gary W. Gallupe
    -------------------------------              -------------------------------
     Susan Basque, Secretary                      Gary W. Gallupe, President

         [CORPORATE SEAL]

         The preceding Articles of Amendment were advised by the Board of Directors and approved by the stockholders.


                                      APCOM, INC.



                                      By:  /s/ Susan Jutila              [SEAL]
                                          -------------------------------
                                            Susan Jutila, Secretary